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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Investor Fund, Concept Series, Internet Portfolio 1999 Series D, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-88999 of our report dated, December 2, 1999, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Internet Portfolio 1999 Series D, Defined Asset Funds and to the reference to us under the heading "How The Fund
Works--Auditors" in the Prospectus which is a part of this Registration
Statement.

DELOITTE & TOUCHE LLP
New York, NY
December 2, 1999